As filed with the Securities and Exchange Commission on June 26, 1997
                                          Registration No. 333-_____



                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     _________________________
                              FORM S-8
                       REGISTRATION STATEMENT
                               Under
                     The Securities Act of 1933
                     _________________________

              QWEST COMMUNICATIONS INTERNATIONAL INC.
       (Exact name of registrant as specified in its charter)
                     _________________________


        DELAWARE                                       84-1339282
    (STATE OR OTHER                                    (I.R.S. EMPLOYER
    JURISDICTION OF                                    IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                 555 SEVENTEENTH STREET, SUITE 1000
                             DENVER, COLORADO 80202
                                 (303) 291-1400
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              QWEST COMMUNICATIONS INTERNATIONAL INC.
                       EQUITY INCENTIVE PLAN
                        (Full title of plan)
                         __________________

                                ROBERT S. WOODRUFF
                       EXECUTIVE VICE PRESIDENT--FINANCE
                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                       555 SEVENTEENTH STREET, SUITE 1000
                             DENVER, COLORADO 80202
                                 (303) 291-1400
  (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE REGISTRANT)

                                    COPY TO:
                              MARTHA D. REHM, ESQ.,
                             HOLME ROBERTS & OWEN LLP
                            1700 LINCOLN STREET, SUITE 4100
                               DENVER, COLORADO 80203
                                    (303) 861-7000
                     _________________________

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                          PROPOSED
                                           PROPOSED       MAXIMUM
TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM        AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING  REGISTRATION
       REGISTERED        REGISTERED       PER UNIT(1)      PRICE(1)         FEE
-------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share...      10 million shares $25.73         $257,320,000   $77,976

_____________
(1)  Calculated pursuant to Rule 457(h).

                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

   The following documents filed or to be filed by Qwest Communications International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

   (a) The Company's Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on June 23, 1997.

   (b) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock.

   All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post- effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

4. DESCRIPTION OF SECURITIES.

   The information required by Item 202 of Regulation S-K is incorporated by reference to the Company's Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on June 23, 1997.

6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such officer's or director's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred.

  In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

  The Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

  Pursuant to Section 145 of the DGCL and the Certificate of Incorporation and the By-laws of the Company, the Company maintains directors' and officers' liability insurance coverage.

8. EXHIBITS.

3.1      Amended and Restated Certificate of Incorporation of the Company.
           Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, File No. 333-25391.
3.2      Bylaws of the Company.  Incorporated by reference to Exhibit 3.2 of the
           Company's Registration Statement on Form S-1, File No. 333-25391.
5.1      Opinion and Consent of Holme Roberts & Owen LLP.
10.1     Qwest Communications International Inc. Employee Equity Incentive Plan.
           Incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1, File No. 333-25391.
23.1     Consent of Counsel.  See Exhibit 5.1.
23.2     Consent of KPMG Peat Marwick LLP.
24.1     Power of Attorney.  See the signature page hereof.


9. UNDERTAKINGS.

   A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 25, 1997.

                         Qwest Communications International Inc.


                         By: /s/
                             Robert S. Woodruff
                             Executive Vice President - Finance

  We, the undersigned officers and directors of Qwest Communications International Inc. hereby severally constitute and appoint Joseph P. Nacchio, Robert S. Woodruff and Richard L. Smith, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE(S)             DATE

/s/                    Chairman of the Board         June 25, 1997
Philip F. Anschutz

                       Director, President and       June 25, 1997
/s/                    Chief Executive Officer
Joseph P. Nacchio      (Principal Executive Officer)

                       Director and Executive        June 25, 1997
                       Vice President-Finance
                       and Chief Financial Officer
/s/                    and Treasurer (Principal
Robert S. Woodruff     Financial Officer)

                       Vice President and            June 25, 1997
/s/                    Controller(Principal
Richard L. Smith       Accounting Officer)


/s/                    Director                      June 25, 1997
Cannon Y. Harvey


/s/                    Director                      June 25, 1997
Richard T. Liebhaber


/s/                    Director                      June 25, 1997
Douglas L. Polson


/s/                    Director                      June 25, 1997
Craig D. Slater

                           EXHIBIT INDEX

3.1 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, File No. 333-25391.
3.2 Bylaws of the Company. Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File No. 333-25391.
5.1   Opinion and Consent of Holme Roberts & Owen LLP.
10.1 Qwest Communications International Inc. Employee Equity Incentive Plan. Incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1, File No. 333-25391.
23.1  Consent of Counsel.  See Exhibit 5.1
23.2  Consent of KPMG Peat Marwick LLP
24.1  Power of Attorney.  See the signature page hereof.